Exhibit 10.3

AMENDMENT NO. 1 TO THE
COMPASS MINERALS INTERNATIONAL, INC.
2015 INCENTIVE AWARD PLAN

Effective November 17, 2018

This Amendment No. 1 to the Compass Minerals International, Inc. 2015 Incentive Award Plan (the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Compensation Committee and the Board of Directors of Compass Minerals International, Inc., a Delaware corporation (the “Company”), on November 17, 2018 in accordance with Section 14.1 of the Plan. Capitalized but undefined terms shall have the meanings provided in the Plan.

As of result of the foregoing approval, the Plan is hereby amended as follows:

1.    Section 10.7 of the Plan is hereby replaced with the following:

“10.7 Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards granted under the Plan shall vest no earlier than the third anniversary of the date the Award is granted (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, Change of Control or involuntary termination); provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the aggregate number of shares of Stock set forth in Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions, and provided, further that the foregoing limitation shall not apply to (a) any Award granted in lieu of other compensation, (b) any Award made to an Independent Director for services rendered, including the deferral of such payments, or (c) any sign‑on, inducement, or similar retention Award made to a newly hired Employee or new Independent Director.”
2.    Section 15.3 of the Plan is hereby replaced with the following:

“15.3 Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the surrender, return or repurchase of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, or in satisfaction of such additional withholding obligations as a Participant may have elected. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be surrendered or returned by the

Participant or repurchased from the Participant) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the Participant’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.”
3.    Except as set forth herein, the Plan shall remain in full force and effect following the date of this Amendment.

I hereby certify, in my capacity as an officer of the Company, that the foregoing amendment was duly approved and adopted by the Compensation Committee and the Board of Directors of the Company effective as of the date first referenced above.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and
Corporate Secretary